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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kinetic Concepts, Inc. Management Equity Plan and Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Kinetic Concepts, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

San Antonio, Texas
May 3, 2004

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Consent of Independent Auditors